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                                                                       EXHIBIT 4
                              CSS INDUSTRIES, INC.
                            EQUITY COMPENSATION PLAN
                       (as last amended effective 8/7/02)


     The purpose of the Equity Compensation Plan (the "Plan") of CSS Industries, Inc. (the "Company") is to promote the interests of the Company by providing incentives to designated officers and other employees of the Company or a Subsidiary Corporation (as defined herein), to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company. The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders. For purposes of the Plan, the terms "Parent Corporation" and "Subsidiary Corporation" shall have the meanings set forth in subsections (e) and (f) of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

1. Administration
   ---------------

     The Plan shall be administered and interpreted by the Human Resources Committee of the Board of Directors (the "Committee") consisting of not less than three persons, all of whom shall be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor provisions and all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations. The Committee shall have the sole authority to determine (i) who is eligible to receive Grants (as defined in Section 2 below) under the Plan; (ii) the type, size and terms of each Grant under the Plan (subject to Section 4 below); (iii) the time when each Grant will be made and the duration of any exercise or restriction period; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; and (v) any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determination upon the recommendations of management of the Company. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Grants under the Plan. No person acting under this Section shall be held liable for any action or determination made in good faith with respect to the Plan or any Grant under the Plan.

2. Grants
   ------

     Incentives under the Plan shall consist of Incentive Stock Options (as defined in Section 5(b) below), Non-Qualified Stock Options (as defined in
Section 5(b) below), Restricted Stock Grants (as defined in Section 6 below) and SARs (as defined in Section 7 below) (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as long as they are not inconsistent with the Plan as the Committee deems appropriate and specifies in writing to the participant (the "Grant Letter"). The Committee shall approve

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the form and provisions of each Grant Letter. Grants under any section of the
Plan need not be uniform as among the participants receiving the same type of Grant, and Grants under two or more sections of the Plan may be combined in one Grant Letter.

3. Shares Subject to the Plan
   --------------------------

     (a) The aggregate number of shares of the Common Stock, par value $.10 ("Common Stock"), of the Company that may be issued or transferred under the Plan is 3,000,000 shares, subject to adjustment pursuant to Section 3(b) below. The maximum aggregate number of shares of Company Stock that shall be subject to options or restricted stock grants under the Plan to any single individual shall be 50% of the aggregate number of shares specified in the preceding sentence. The shares may be authorized but unissued shares or reacquired shares. If and to the extent that options granted under the Plan terminate, expire or are cancelled without having been exercised (including shares cancelled as part of an exchange of Grants), or if any shares of restricted stock are forfeited, the shares subject to such Grant shall again be available for subsequent Grants under the Plan.

     (b) If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding option and otherwise, except that any fractional shares resulting from each adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than ..500 down, in each case to the nearest whole number.

4. Eligibility for Participation
   -----------------------------

     Officers and other employees of the Company or a Subsidiary Corporation shall be eligible to participate in the Plan (referred to individually as an "Eligible Participant" and collectively as "Eligible Participants"). The Committee shall select from among the Eligible Participants those who will receive Grants (referred to individually as "Grantee" and collectively as "Grantees") and shall determine the number of shares of Common Stock subject to each Grant. The Committee may, if it so desires, base any such selections or determinations upon the recommendations of management of the Company. Nothing contained in the Plan shall be construed to limit in any manner whatsoever the right of the Company to grant rights or options to acquire Common Stock or awards of Common Stock otherwise than pursuant to the Plan.

5. Stock Options
   -------------

     (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each option.


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     (b) Type of Option and Option Price.

          (1) The Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and other stock options ("NonQualified Stock Options"), in accordance with the terms and conditions set forth herein, or may grant any combination of Incentive Stock Options and NonQualified Stock Options (hereinafter referred to collectively as "Stock Options"). The option price per share of an Incentive Stock Option shall be the fair market value (as defined herein) of a share of Common Stock on the date of grant. However, if the Grantee of an Incentive Stock Option is the owner of Common Stock (as determined under section 424(d) of the Code) who possesses more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the option price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The option price per share of a Non-Qualified Stock Option shall be an amount determined by the Committee in the exercise of its discretion, but in no event shall such option price be less than the book value of a share of Common Stock on the date of grant unless an option price of less than such book value is approved by the Board of Directors of the Company.

          (2) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

               (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded either on the over-the-counter market or listed on Nasdaq National Market segment of the Nasdaq Stock Market, the fair market value shall be the closing selling price of one share of Common Stock on the date immediately preceding the date in question as such price is reported by the NASDAQ system or any successor system. If there is no reported closing selling price for the Common Stock on the date immediately preceding the date in question, then the closing selling price on the next preceding date for which such quotation exists shall be determinative of fair market value.

               (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date immediately preceding the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such prices are officially quoted on such exchange. If there is no reported closing selling price of Common Stock on such exchange on the date immediately preceding the date in question, then the fair market value shall be the closing selling price on the next preceding date for which such quotation exists.
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               (C) If the Common Stock is at the time neither listed or admitted to trading on any stock exchange nor traded in the over-the-counter market (or, if the Committee determines that the value as determined pursuant to Section 5(b) (2) (A) or (B) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate.


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     (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. However, if the Grantee of an Incentive Stock Option is the owner of Common Stock (as determined under Section 424(d) of the Code) who then possesses more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the exercise period shall not exceed five years.

     (d) Vesting of Options and Restrictions on Shares. The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Letter. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter. During any period in which such restrictions apply, the provisions of Section 6(d) below shall be applicable to such shares, and the Committee, in such circumstances as it deems equitable, may determine that all such restrictions shall lapse.

     (e) Manner of Exercise. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Secretary of the Company, together with payment of the option price.

     (f) Termination of Employment, Disability or Death.

          (1) If a Grantee ceases to be an Eligible Participant for any reason other than either by reason of the death of such Grantee, the termination for cause of the Grantee's employment by the Company, or the Grantee's voluntary termination of his or her employment with the Company, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety days following the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than ninety days, as may be specified in the Grant Letter).

          (2) In the event of a death of a Grantee while he or she is an Eligible Participant or within not more than ninety days following the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than ninety days, as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by the Grantee's personal representative at any time prior to the expiration of one hundred eighty days from the date of death, but in any event no later than the date of expiration of the option exercise period.

          (3) If a Grantee ceases to be an Eligible Participant either by reason of termination of the Grantee's employment by the Company for cause or the Grantee's voluntary termination of such employment, any Stock Option which is otherwise exercisable by the Grantee shall terminate on the date of termination of employment with the Company.

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     (g) Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date immediately preceding the date of exercise equal to the option price (iii)* with the consent of the Committee in its sole discretion, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a Loan Program established by the Company, or any successor program as in effect from time to time, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the Loan Program or (iv) through any combination of (i), (ii) or (iii). The Optionee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid.

     (h) Limits on Incentive Stock Options. Each Grant of an Incentive Stock Option shall provide that:

          (1) the Stock Option is not transferable by the Grantee, except, in the case of an individual Grantee, by will or the laws of descent and distribution;

          (2) the Stock Option is exercisable only by the Grantee, except as otherwise provided herein or in the Grant Letter in the event of the death of an individual Grantee;

          (3) the aggregate fair market value of the Common Stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000; and

          (4) unless the Grantee could otherwise transfer Common Stock issued pursuant to the Stock Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of the Stock Option until the date of disposition of the Common Stock issued upon exercise thereof.

6. Restricted Stock Grants
   -----------------------

     The Committee may issue shares of Common Stock to an Eligible Participant pursuant to an incentive or long range compensation plan, program or contract approved by the Committee (a "Restricted Stock Grant"). The following provisions are applicable to Restricted Stock Grants:

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     (a) General Requirements. Shares of Common Stock issued pursuant to a
Restricted Stock Grant will be issued for or in consideration for cash or services rendered having a value, as determined by the Committee, at least equal to the par value thereof. All conditions and restrictions imposed under each Restricted Stock Grant, and the period of years during which the Restricted Stock Grant will remain subject to such restrictions, shall be set forth in the Grant Letter and designated therein as the "Restriction Period." All restrictions imposed under any Restricted Stock Grant shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed as to 100% of the shares. In addition, the Committee, in circumstances that it deems equitable, may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, notwithstanding any Restriction Period.

     (b) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be granted in each Restricted Stock Grant.

     (c) Requirement of Relationship with Company. If the Grantee's relations with the Company as an employee terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and such shares shall be immediately returned to the Company. The Committee may, in its sole discretion, provide for complete or partial exceptions to the provisions of this Section 6(c).

     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee pursuant to Section 8 below. Each certificate representing a share of Common Stock issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates representing any such shares as to which all restrictions have lapsed.

     (e) Stockholder Rights. Except as provided in this Section 6, the Grantee shall have, with respect to shares of Common Stock issued pursuant to a Restricted Stock Grant, all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends thereon.

7. Stock Appreciation Rights
   -------------------------

     (a) General Provisions. Stock Appreciation Rights ("SARs") may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a NonQualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. The exercise price of each SAR shall be equal to (i) the exercise price or option price of the related Stock Option or (ii) the fair market value of a share of Common Stock as of the date of grant of such SARs (as determined in accordance with the valuation method set forth in Section 5(b)(2) hereof), but
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only in such circumstances where the SAR is granted subsequent to the date of grant of the related Stock Option and an exercise price established in accordance with clause (i) above would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code.

     (b) Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Common Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by the Stock Option shall terminate. Upon the exercise of any SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Common Stock.

     (c) Settlement Amount. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the stock appreciation (as defined herein) for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The "stock appreciation" for an SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock (as determined in accordance with the valuation method set forth in Section 5 (b)(2) hereof),on the date of exercise of the SAR.

     (d) Settlement Election. Upon a Grantee's exercise of any SARs, the Grantee shall have the right to elect the portions of the settlement amount that the Grantee desires to receive in cash and shares of Common Stock, respectively. For purposes of calculating the number of shares of Common Stock to be received upon settlement, shares of Common Stock shall be valued at their fair market value (as determined in accordance with the valuation method set forth in Section 5
(b)(2) hereof), on the date of exercise of the SARs. Notwithstanding the foregoing, the Committee shall have the right (i) to disapprove a Grantee's election to receive such settlement in whole or in part in cash, and to require that shares of Common Stock be delivered in lieu of cash or (ii) to require that settlement be made in cash if the Company does not or may not in the future have sufficient shares authorized for issuance. If shares of Common Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     (e) Exercise. An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. No SAR may be exercised, in whole or in part, by any person who is subject to Section 16 of the Exchange Act except in accordance with Rule 16b-3 under the Exchange Act.

8. Transferability of Options and Grants
   -------------------------------------

     Only a Grantee (or, in the case of an individual Grantee, his or her authorized legal representative) may exercise rights under a Grant. No individual Grantee may transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder. Upon the death of an individual Grantee, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor

Grantee") may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person's right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     9. Certain Corporate Changes
        -------------------------

     (a) Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation (or survives only as a subsidiary of another corporation), then, at least ten days prior to the effective date of such transaction, the Company shall give each Grantee with outstanding Grants written notice of such transaction. In such event:

          (i) Unless the Committee determines otherwise, all outstanding Options and SARs shall become fully exercisable and all restrictions on Restricted Stock shall lapse, contingent upon consummation of the transaction. The Committee may establish a limited period within which outstanding Options and SARs may be exercised.

          (ii) Unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

     (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Committee may give each Grantee with any outstanding Grants written notice of such transaction. Unless the Committee determines otherwise, all outstanding Options and SARs shall become fully exercisable and all restrictions on Restricted Stock shall lapse, contingent upon consummation of the transaction. The Committee may establish a limited period within which outstanding options and SARs may be exercised.

     (c) Discretion. The Committee's determinations under this Section 9 shall be made in the sole and absolute discretion of the Committee and shall be binding on all Grantees.

     (d) Pooling; Tax Treatment. Notwithstanding anything in the Plan to the contrary, in the event of a transaction described in this Section 9, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in this Section 9) that would make the transaction ineligible for pooling of interests accounting treatment or that would make the transaction ineligible for desired tax treatment if, in the absence of such right, the transaction would qualify for such treatment and the Company intends to use such treatment with respect to the transaction.

10. Stockholder Approval
    --------------------

     The Plan is subject to and no Options shall be exercisable hereunder until after approval of the Plan by holders of a majority of the shares of Common Stock present or represented by a proxy in a separate vote at a duly held meeting of the stockholders of the Company within twelve months after the date of the adoption of the Plan by the Board of Directors.

11. Approval By The Committee
    -------------------------

     The Plan is subject to and no Options or SARs shall be exercisable hereunder until after approval of the Plan and Grants by the Committee which is comprised solely of the then directors who are (i) not presently employees of the Company (or related entities); (ii) not former employees still receiving compensation for prior services (other than benefits under a tax-qualified pension plan); (iii) not officers of the Company (or related entities) at any time; and (iv) not currently receiving compensation for personal services in any capacity other than as a director.

12. Amendment and Termination of the Plan
    -------------------------------------

     (a) Amendment. The Board of Directors may amend or terminate the Plan at any time, subject to the following limitations:

          (1) the approval by the stockholders of the Company and approval by the Committee shall be required in respect or any amendment that (a) materially increases the benefits accruing to Eligible Participants under the Plan, (b) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b) above), (c) increases the maximum number of shares of Common Stock for which any Grantee may be granted options under the Plan, (d) materially modifies the requirements as to eligibility for participation in the Plan, or (e) modifies the provisions for determining the fair market value of a share of Common Stock; and

          (2) the Board of Directors shall not amend the Plan if such amendment would cause the Plan, any Grant or the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Exchange Act, or if such amendment would cause the Plan or the Grant or exercise of an Incentive Stock Option to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 5(b) above or an extension of the periods during which an Incentive Stock Option may be exercised as set forth in Section 5(c) above.

     (b) Termination of the Plan. The Plan shall terminate on the tenth anniversary of its effective date (as set forth in Section 19 below) unless earlier terminated by the Board of Directors.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 20(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

13. Funding of the Plan
    -------------------

     The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

14. Rights of Eligible Participants
    -------------------------------

     Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non-employee member of the Board of Directors, independent contractor, consultant or otherwise.

15. Withholding of Taxes
    --------------------

     The Company shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such Grants paid in cash. In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interest of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company's obligation to issue or transfer shares of Common Stock upon the exercise of a Stock Option or SAR or the acceptance of a Restricted Stock Grant shall be conditioned upon the Grantee's compliance with the requirements of this Section to the satisfaction of the Committee.

16. Agreements with Grantees
    ------------------------

     Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee may from time to time approve.

17. Requirements for Issuance of Shares
    -----------------------------------

     No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option, Restricted Stock Grant or SAR on the Grantee's undertaking in writing to comply with such restrictions on any subsequent dispositions of the shares of Common Stock issued or transferred thereunder as is deemed necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

18. Headings
    --------

     The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a Section of the Plan, the content of the Section shall control.

19. Effective Date
    --------------

     The provisions of the Plan shall be effective as of the date the Plan is adopted by the Board of Directors of the Company, subject to the approval of the Company's stockholders within twelve months of the effective date.

20. Miscellaneous
    -------------

     (a) Substitute Grants. The Committee may make a Grant to an employee who was an employee of another corporation and became an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any such Grant shall be made in substitution for a stock option or restricted stock grant granted by the other corporation ("Substituted Stock Incentives"), but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

     (b) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by governmental or regulatory agencies. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any then applicable government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees.

     (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

    (*Effective with respect to all options granted after January 23, 1996.)